UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2024

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange,

Waterloo Road, Dublin 4, Ireland D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Exchangeable Senior Notes Offering

On September 6, 2024, Jazz Investments I Limited, a Bermuda exempted company limited by shares (the “Issuer”) and a wholly-owned subsidiary of Jazz Pharmaceuticals plc (the “Company”), completed its previously announced private offering of $1.0 billion aggregate principal amount of its 3.125% exchangeable senior notes due 2030 (the “Notes”), which amount includes the exercise in full of certain initial purchasers’ (together, the “Initial Purchasers”) option to purchase up to an additional $150.0 million aggregate principal amount of Notes, to the Initial Purchasers for resale by the Initial Purchasers to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Issuer estimates that the net proceeds from the offering of the Notes, including the sale of the additional Notes from the Initial Purchasers’ exercise of their option to purchase additional Notes, will be approximately $981.0 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Issuer. The Company expects to use a portion of the net proceeds to prepay up to approximately $500.0 million aggregate principal amount of the term loans outstanding under its credit agreement and the remainder for general corporate purposes.

The Company also repurchased approximately $150.0 million of its ordinary shares from purchasers of the Notes in privately negotiated transactions with or through one of the Initial Purchasers concurrently with the pricing of the offering (the “concurrent ordinary share repurchases”) at a purchase price per ordinary share equal to the closing price per ordinary share on September 3, 2024, which was $109.32 per ordinary share. The Company paid for such repurchases with existing cash on hand and such repurchases were effected as part of the Company’s share repurchase program announced in July 2024. Accordingly, such concurrent ordinary share repurchases reduced the remaining amount authorized under the share repurchase program.

The Notes, the Guarantee and the Indenture

The Notes were issued pursuant to an indenture, dated as of September 6, 2024 (the “Indenture”), among the Issuer, the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantee”). The Notes and the Guarantee are the Issuer’s and the Company’s senior unsecured obligations.

Interest on the Notes will be payable semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on March 15, 2025, at a rate of 3.125% per year. In certain circumstances, the Issuer and the Company may be required to pay additional amounts as a result of any applicable tax withholding or deductions required in respect of payments on the Notes. The Notes mature on September 15, 2030, unless earlier exchanged, redeemed or repurchased.

The exchange rate for the Notes is initially 6.5339 ordinary shares of the Company, nominal value $0.0001 per share (“ordinary shares”), per $1,000 principal amount of the Notes, which is equivalent to an initial exchange price of approximately $153.05 per ordinary share. Upon exchange of the Notes, the Issuer will pay cash up to the aggregate principal amount of the Notes to be exchanged and pay or deliver, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at the Issuer’s election in respect of the remainder, if any, of the Issuer’s exchange obligation in excess of the aggregate principal amount of the Notes being exchanged, as described in the Indenture. The exchange rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that may occur prior to the maturity date or upon the Issuer’s issuance of a notice of redemption, the Issuer will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its Notes in connection with such a corporate event or exchange its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Holders may exchange all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding June 15, 2030 only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2024 (and only during such calendar quarter), if the last reported sale price of the ordinary shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ordinary shares and the applicable exchange rate on such trading day; (3) if the Issuer calls any or all Notes for redemption, the Notes called (or deemed called) for redemption may be submitted for exchange at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after June 15, 2030, a holder may exchange all or any portion of its Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, regardless of the foregoing conditions.

The Issuer may redeem for cash the Notes at its option prior to September 15, 2030, in whole but not in part, if the Issuer or the Company has, or on the next interest payment date would, become obligated to pay to the holder of any Note additional amounts as a result of certain tax-related events, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date, including, for the avoidance of doubt, any additional amounts with respect thereto. The Issuer also may redeem for cash all or any portion of the Notes at its option on or after September 20, 2027 and prior to June 15, 2030, in whole or in part (subject to the partial redemption limitation described in the Indenture), if the last reported sale price of the ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions and except as described in the Indenture, holders may require the Issuer to repurchase all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	the Issuer fails to pay or cause to be paid an installment of interest, if any, on any of the Notes, which failure continues for 30 days after the date when due;

(2)

the Issuer fails to pay or cause to be paid the principal of any Note when the same becomes due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	the Issuer or the Company, as applicable, fails to deliver when due the consideration deliverable upon exchange of the Notes and such failure continues for five business days;

(4)

the Issuer fails to comply with (i) its notice obligations in connection with a fundamental change or a make-whole fundamental change as provided in the Indenture and such failure continues for three business days, or (ii) its notice obligations in connection with a specified corporate event and such failure continues for one business day;

(5)	the Issuer or the Company fails to comply with its respective obligations under the Indenture with respect to consolidation, merger, amalgamation, sale of assets or tax residence;

(6)

the Issuer fails to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the Notes or the Indenture and not otherwise explicitly provided for in the applicable section of the Indenture for a period of 60 days after receipt by the Issuer of notice of such failure from the trustee or by the Issuer and the trustee from the holders of at least 25% of the aggregate principal amount of the then outstanding Notes;

(7)

the Issuer, the Company or any of the Company’s significant subsidiaries (as defined in the Indenture) shall be in default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $125.0 million (or its foreign currency equivalent at the time) in the aggregate of the Issuer, the Company and/or any of the Company’s significant subsidiaries at any one time outstanding, whether such indebtedness now exists or shall hereafter be created:

(i)	resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date, or

(ii)

constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 60 days after written notice has been received by the Issuer, the Company, or such other subsidiary from the trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes;

(8)	certain events of bankruptcy, insolvency, examinership or reorganization of the Issuer, the Company or any of the Company’s significant subsidiaries; or

(9)

the Guarantee of the Company ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Company denies or disaffirms the obligations under the Indenture or its Guarantee.

If specified bankruptcy and insolvency-related events of default described in clause (8) above and further specified in the Indenture with respect to the Issuer or the Company occur, the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes shall automatically become due and payable. If an event of default other than these bankruptcy and insolvency-related events of default with respect to the Issuer or the Company occurs and is continuing, the trustee by notice to the Issuer or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Issuer elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after such event of default, consist exclusively of the right to receive additional interest on the Notes. The Indenture also provides that additional interest may be payable on the Notes if the Notes are not “freely tradable” (as defined in the Indenture) during the periods and as required by the Indenture.

The Issuer has agreed to use its commercially reasonable efforts to procure approval for the listing of the Notes on the Bermuda Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland) prior to March 15, 2025, which is the first interest payment date for the Notes.

The foregoing description of the Notes, the Guarantee, the Indenture and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 8.01 of this report is incorporated by reference into this Item 3.02.

To the extent that any ordinary shares are issued upon exchange of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with exchange of the Notes and any resulting issuance of ordinary shares. Initially, a maximum of 9,147,400 ordinary shares may be issued upon exchange of the Notes based on the initial maximum exchange rate of 9.1474 ordinary shares per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01.	Other Events.

On September 3, 2024, the Issuer and the Company entered into a Purchase Agreement (the “Purchase Agreement”) with the representatives of the Initial Purchasers relating to the sale of the Notes to the Initial Purchasers in a private offering in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuer, the Company and the Initial Purchasers relied on these exemptions from registration based in part on representations made by the Issuer, the Company and the Initial Purchasers, respectively. The Issuer also granted the Initial Purchasers an option to purchase up to an additional $150.0 million aggregate principal amount of Notes, which option was exercised by the Initial Purchasers in full.

The Purchase Agreement includes customary representations, warranties and covenants by the Issuer, the Company and the Initial Purchasers. Under the terms of the Purchase Agreement, each of the Issuer and the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. None of the Notes, the Guarantee or the ordinary shares issuable upon exchange of the Notes, if any, have been registered under the Securities Act or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

On September 3, 2024, the Company issued a press release announcing the proposed offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 4, 2024, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, all statements related to the expected use of the net proceeds from the offering, including any prepayment of the term loans outstanding under the credit agreement and other statements that are not historical facts. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Do not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market risks, trends and conditions. These and other risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 6, 2024 among Jazz Pharmaceuticals Public Limited Company, Jazz Investments I Limited and U.S. Bank Trust Company, National Association

4.2	Form of 3.125% Exchangeable Senior Note due 2030 (included in Exhibit 4.1)

99.1	Press Release dated September 3, 2024

99.2	Press Release dated September 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena Patil
Name:	Neena Patil
Title:	Executive Vice President and Chief Legal Officer

Date: September 6, 2024